FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 8, 2003

(Date of earliest even reported)

HOUSEHOLD FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization	1-75 (Commission File Number)	36-1239445 (I.R.S. Employee Identification No.)

2700 Sanders Road
Prospect Heights, Illinois 60070
(Address of principal executive officers)

Registrant's telephone number, including area code: 847- 564- 5000

Item 9. Regulation FD Disclosure

Presentation made by representatives of Household Finance Corporation. are included in this Form 8K as Exhibit 99 and are being furnished in accordance with Regulation FD of the Securities and Exchange Commission.

The presentations include information that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such will involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Household, or its subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on information, which is available to Household on the date they are made, and therefore they express Household's current views and current assumptions that may change. For a list of important factors that could affect Household's actual results or could cause such results to vary materially from those expressed in the information furnished with this filing on Form 8-K, please see Household's Form 10K for the year ended December 31, 2002 which was filed on March 26, 2003 with the Securities and Exchange Commission.

Item 7. Exhibits
No.	Description
99	Slide Presentations of representatives of Household Finance Corporation.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOUSEHOLD FINANCE CORPORATION (Registrant)

By: /s/ Patrick D. Schwartz
Patrick D. Schwartz Assistant Secretary
Dated: May 8, 2003

Exhibit Index
Exhibits
No.	Description

99	Slide Presentation of representatives of Household Finance Corporation.